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                                                                     EXHIBIT 4.3



                              AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF AUGUST 2, 2001

                                  BY AND AMONG


                              INLAND HOLDINGS LLC,


                             INLAND RESOURCES INC.,

                                       AND

                             HAMPTON INVESTMENTS LLC


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                                TABLE OF CONTENTS
                                                                            Page

SECTION 1.        DEFINITIONS..................................................1

SECTION 2.        DEMAND REGISTRATION RIGHTS...................................2

SECTION 3.        SHELF REGISTRATION...........................................4

SECTION 4.        PIGGY-BACK REGISTRATION......................................4

SECTION 5.        RESTRICTIONS ON DISPOSITIONS AND DEMAND REGISTRATIONS........5

SECTION 6.        REGISTRATION PROCEDURES......................................6

SECTION 7.        REGISTRATION EXPENSES.......................................10

SECTION 8.        INDEMNIFICATION; CONTRIBUTION...............................10

SECTION 9.        RULE 144....................................................12

SECTION 10.       REMEDIES 12

SECTION 11.       BINDING EFFECT; TRANSFEREES; TERMINATION....................13

SECTION 12.       AMENDMENTS AND WAIVERS......................................13

SECTION 13.       NOTICES  13

SECTION 14.       ENTIRE AGREEMENT............................................14

SECTION 15.       COUNTERPARTS................................................14

SECTION 16.       HEADINGS ...................................................14

SECTION 17.       GOVERNING LAW...............................................14

SECTION 18.       SEVERABILITY................................................14

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               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
               --------------------------------------------------

                  This Amended and Restated Registration Rights Agreement (the "AGREEMENT") is made and entered into as of the __ day of August, 2001, by and among Inland Resources Inc., a Washington corporation (the "Company"), Inland Holdings, LLC, a California limited liability company ("HOLDINGS") and Hampton Investments LLC, a Delaware limited liability company ("SMITH").

                                   WITNESSETH
                                   ----------

                  WHEREAS, the Company, Holdings, TCW Portfolio No. 1555 DRV Sub-Custody Partnership, L.P., a California limited partnership ("PORTFOLIO"), Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership, Pengo Securities Corporation ("PENGO"), Smith Energy Partnership ("SEP"), Randall D. Smith, Jeffrey A. Smith, Barbara Stovall Smith, John W. Adams and Arthur J. Pasmas (collectively, the "SMITH INDIVIDUALS") (Smith, Pengo, SEP and the Smith Individuals, together with any of their respective affiliates, the "SMITH GROUP") entered into that certain Registration Rights Agreement dated September 21, 1999 (the "ORIGINAL AGREEMENT");

                  WHEREAS, Smith has acquired from the other members of the Smith Group the Registrable Common Stock (as defined in the Original Agreement) and is concurrently herewith acquiring from Holdings 1,455,390 shares of the Registrable Common Stock held by Holdings;

                  WHEREAS, Portfolio no longer holds any options or warrants to acquire Registrable Common Stock and none of the Smith Group (other than Smith) holds any Registrable Common Stock any longer; and

                  WHEREAS, the parties hereto desire to amend and restate the Original Agreement in its entirety as provided herein.

                  The parties hereby agree that the Original Agreement is amended and restated in its entirety as follows:

                  Section 1. DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated:

                  "BOARD OF DIRECTORS" means the board of directors of the Company.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

                  "DEMAND REGISTRATION" has the meaning ascribed to such term in
SECTION 2(A).

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                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or governmental or political subdivision, agency or instrumentality thereof or other entity or organization of any kind.

                  "PIGGY-BACK REGISTRATION" has the meaning ascribed to such term in SECTION 4.

                  "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

                  "REGISTRABLE COMMON STOCK" means, collectively, (a) the shares of Common Stock held by Holdings as of the date hereof, (b) the shares of Common Stock held by Smith as of the date hereof and (c) any shares of Common Stock or other securities issued with respect to the Common Stock described in clauses
(a) and (b) of this definition whether by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, share exchange, reorganization or otherwise held by Holdings or Smith; provided, however, such Common Stock or other securities shall cease to be Registrable Common Stock when (i) a registration statement with respect to the disposition of such Common Stock or other securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such Common Stock or other securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act,
(iii) such Common Stock or other securities shall have ceased to be outstanding or (iv) all of such Common Stock or other securities held by a Person may be sold pursuant to Rule 144 (or a successor provision) under the Securities Act without being restricted by the volume limitations or method of sale restrictions thereof.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "SHELF REGISTRATION STATEMENT" has the meaning ascribed to such term in SECTION 2(A).

                  Section 2.        DEMAND REGISTRATION RIGHTS.

                  (a) RIGHT TO DEMAND REGISTRATION. Subject to SECTION 2(B), SECTION 2(E) and SECTION 5 hereof, any holder of Registrable Common Stock may make a written request to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of the disposition of all or part of the Registrable Common Stock (a "DEMAND REGISTRATION"). Subject to SECTION 2(B), all requests made pursuant to this
SECTION 2(A) will specify the aggregate amount of Registrable Common Stock to be registered, will specify the intended methods of disposition thereof and will specify whether the registration statement to be filed is a "shelf" registration statement ("SHELF REGISTRATION STATEMENT") pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission). If any holder intends to dispose of any of the Registrable Common Stock pursuant to an underwritten offering, the holder

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will have the right to select the underwriter, which shall be reasonably acceptable to the Company. No securities other than Registrable Common Stock may be registered in connection with a Demand Registration without the consent of the holders of a majority of the outstanding Registrable Common Stock whose shares are subject to such Demand Registration.

                  (b) NUMBER OF DEMAND REGISTRATIONS; EFFECTIVE REGISTRATION; EXPENSES. Subject to SECTION 5, so long as (i) Holdings holds Registrable Common Stock, it (and its transferees), shall be entitled to initiate and have effected one (1) Demand Registration which shall be a shelf registration and (ii) Smith holds Registrable Common Stock, it (and its transferees) shall be entitled to initiate and have effected an aggregate of three (3) Demand Registrations; PROVIDED THAT unless the Demand Registration covers all Registrable Stock owned by the shareholder owning such stock, the Company shall not be obligated to effect a Demand Registration unless the party initiating the Demand Registration proposes to sell Registrable Common Stock at an aggregate price (calculated based upon the market price of the Registrable Common Stock on the date of filing of the registration statement with respect to such Registrable Common Stock) to the public of not less than $5,000,000. The Company shall pay all Registration Expenses of all such Demand Registrations in accordance with SECTION 7 hereof. The Company shall not be deemed to have effected a Demand Registration unless and until (i) the Company has filed a registration statement with the Commission and (ii) the registration statement has been declared effective by the Commission. Furthermore, if Holdings' right to make dispositions of Registrable Common Stock pursuant to a Shelf Registration Statement shall be suspended by the Company under Section 5 below for a period of more than 100 days or for a period during which the market price for the Company's common stock shall have reduced by fifty percent (50%) or more from the closing market price on the day preceding the day notice of suspension is given by the Company, then Holdings shall be entitled to initiate and have effective an additional Demand Registration which shall be a shelf registration.

                  (c) GRANT OF NEW REGISTRATION RIGHTS. From and after the date of this Agreement and until this Agreement is terminated, the Company shall not grant any registration rights to any person that could adversely affect the registration rights of either Holdings or Smith hereunder or are inconsistent with the registration rights of either Holdings or Smith hereunder without the prior written consent, as applicable, of Holdings and Smith; PROVIDED, however, that the granting of piggy-back registration rights that are not superior to the registration rights granted under SECTION 4 hereof with respect to cut-backs or reductions required by underwriters shall not, in and of itself, be deemed to adversely affect the rights of either Holdings or Smith or be inconsistent with such rights if the piggy-back registration rights granted after the date of this Agreement are first cut-back or reduced.

                  (d) TERMINATION OF PRIOR REGISTRATION RIGHTS. By entering into this Agreement Holdings and Smith, on behalf of themselves and their affiliates, expressly consents to and acknowledges that any registration right(s) related to any securities of the Company held prior to the date hereof by it is/are terminated as of the date hereof.

                  (e) CONCERNING THE DEMAND REGISTRATION RIGHTS OF HOLDINGS. If the Company, at any time, ceases to be obligated to file reports under the Exchange Act (a "public reporting company"), then the Demand Registration which Holdings (and its transferees) are entitled to

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initiate and have effected pursuant to SECTION 2(B) above shall expire;
PROVIDED, that if the Company at any time thereafter becomes a public reporting company, Holdings (and its transferees), as long as it holds Registrable Common Stock, shall again be entitled to initiate and have effected one (1) Demand Registration which shall be a shelf registration and otherwise subject to the proviso in the first sentence of SECTION 2(B).

                  Section 3. SHELF REGISTRATION. The Company will, as soon as possible following a written request pursuant to SECTION 2(A) for the registration of Registrable Common Stock by means of a Shelf Registration Statement, file a shelf registration statement on Form S-3 covering the Registrable Common Stock and thereafter shall use its best efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable following such filing and to take any and all reasonable action within the Company's control, subject to and in accordance with SECTION 5, as may be necessary or appropriate to maintain such effectiveness until such time as neither any holder nor any of their assignees own any Registrable Common Stock; PROVIDED however, that the Company shall not be required to maintain the effectiveness of any such Shelf Registration Statement for longer than ninety days (90) from the effective date of such registration statement.

                  Section 4. PIGGY-BACK REGISTRATION. (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of others (the "INITIATING SHAREHOLDERS") of any class of security (other than pursuant to a registration statement on Forms S-4 or S-8 (or successor forms) or in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders), including a Demand Registration Statement or a Shelf Registration Statement, then, subject to the last sentence of SECTION 2(A), the Company shall in each case give written notice of such proposed filing to the holders of Registrable Common Stock (which notice shall indicate, to the extent then known, the proposed managing underwriter or underwriters, if such offering is to be underwritten, and such other terms of the proposed offering that the Company reasonably believes to be material to the holders of Registrable Common Stock) and shall include in such registration statement all or a portion of the Registrable Common Stock owned by such holders which such holders shall request to be so included by written notice given by such holders to the Company within 10 business days after such holder's receipt of such notice from the Company (a "PIGGY-BACK REGISTRATION"). Subject to the last sentence of SECTION 2(A), the Company shall use its best efforts to effect the registration of all Registrable Common Stock requested to be so registered in such offering on the same terms and conditions as any securities of the Company of the same class included therein. If the managing underwriter or underwriters of an underwritten offering, if any, advise the holders of Registrable Common Stock in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the holders of Registrable Common Stock of such determination), after consultation with an investment banker of nationally recognized standing, that the number of shares of Common Stock or other securities proposed to be sold in such registration will adversely affect the success of such offering, the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold as follows: (A) if such registration was initiated by the Company, (i) FIRST, the shares the Company proposed to sell, (ii) SECOND, the Registrable Common Stock and other shares of Common Stock requested to be included in such registration by the holders thereof entitled to participate in such registration under this Agreement or under any registration rights

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agreement in effect on the date hereof and (iii) THIRD, the Common Stock requested to be included in such registration by the holders thereof entitled to participate in such registration under a registration rights agreement effective after the date hereof and (B) if such registration was initiated as the result of the exercise of a demand registration right of holders of Common Stock and the holders referred to in the last sentence of SECTION 2(A) have consented to the inclusion of such other securities (i) FIRST, the shares of Common Stock requested to be included in such registration by the demanding holders pro rata among those requesting such registration on the basis of the number of shares of Common Stock requested to be included), (ii) SECOND, shares to be issued and sold by the Company and shares held by Persons other than the demanding holders and requested to be included in such registration either pursuant to this Agreement or pursuant to any registration rights agreement in effect on the date hereof and (iii) THIRD, the Common Stock requested to be included in such registration by the holders thereof entitled to participate in such registration under registration rights agreements effective after the date hereof. To the extent that the privilege of including Registrable Common Stock or other shares of Common Stock in any Piggyback Registration must be allocated among the holders thereof pursuant to clause (A)(ii) or (B)(ii) above, the allocation shall be made pro rata based on the number of shares of Common Stock that each such participant shall have requested to include therein and to the extent that the privilege of including Common Stock in any Piggyback Registration must be allocated among the holders thereof pursuant to clause (A)(iii) or (B)(iii) above, the allocation shall be made pro rata based on the number of shares of Common Stock that each such participant shall have requested to include therein. Notwithstanding the above, if the managing underwriter or underwriters of an underwritten offering, if any, advise the Company that it or they intend to sell, as an over-allotment option, a number of shares of Common Stock or other securities in excess of the number of shares of Common Stock requested to be sold by the parties pursuant to this SECTION 4(A) (the "EXCESS STOCK"), the Excess Stock to be sold shall be sold by the holders of the Registrable Common Stock and shall be allocated among them pro rata based upon the number of shares of Registrable Common Stock that each such holder holds in excess of the stock requested to be sold pursuant to this SECTION 4(A).

                  (b) The holders of Registrable Common Stock to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. The representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the holders of Registrable Common Stock to be distributed by such underwriters, and the conditions precedent to the obligations of such holders of Registrable Common Stock under such underwriting agreement shall be reasonably satisfactory to such holders. Such holders shall not be required to make any representations or warranties to the Company or its underwriters other than representations or warranties regarding such holder, such holder's interest in the shares to be distributed and such holder's intended method of distribution. The Company shall have the right to discontinue any piggy-back registration under this SECTION 4 at any time prior to the effective date of such registration if the registration of the securities giving rise to such registration under this SECTION 4 is discontinued by the Company, but no such discontinuation shall preclude an immediate or subsequent request by the holders of Registrable Common Stock for registration pursuant to SECTION 2 hereof if otherwise permitted.

                  Section 5. RESTRICTIONS ON DISPOSITIONS AND DEMAND REGISTRATIONS. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to

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prepare and file any registration statement pursuant to a Demand Registration or prepare or file any amendment or supplement thereto and may suspend, by giving written notice to the holders of Registrable Common Stock, such holders' rights to make dispositions of Registrable Common Stock pursuant to a Shelf
Registration Statement, at any time when the Company reasonably believes that the filing thereof at the time requested, or the offering or sale of securities pursuant thereto, would materially adversely affect a pending or proposed public offering of the Company's securities, or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations, discussions or pending proposals with respect thereto. The rights of holders of Registrable Common Stock to make dispositions thereof pursuant to a Shelf Registration Statement may similarly be suspended by the Company upon written notice to the holders of Registrable Common Stock that the Shelf Registration Statement is unusable as a result of an event requiring a post-effective amendment or supplement, which has not yet been filed, and will remain unusable until the supplement is filed or post-effective amendment is filed and declared effective. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and the holders' rights to dispose of Registrable Common Stock pursuant to a Shelf Registration Statement cannot be suspended for more than 90 days, and may not be so deferred or suspended more than 180 days during any twelve month period, unless such deferral or suspension is agreed to in writing by the holders of Registrable Common Stock subject to such suspension or deferral and, with respect to suspended dispositions, the Company shall be obligated to maintain the effectiveness of the applicable registration statement for an additional period of time equal to the period of suspension(s).

                  Section 6.        REGISTRATION PROCEDURES.

                  (a) CERTAIN COMPANY OBLIGATIONS. Whenever Registrable Common Stock is to be registered pursuant to SECTIONS 2 OR 3 of this Agreement, the Company will use reasonable diligence to effect the registration of such Registrable Common Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request and with the Piggy-back Registration or Demand Registration, the Company will as expeditiously as possible:

                           (i) prepare and file with the Commission a registration statement which includes the Registrable Common Stock requested to be included and use its best efforts to cause such registration statement to become effective (which registration statement, in the case of a Demand Registration, shall in all events be filed with the Commission within 75 days after the Company's receipt of the Demand Registration, subject to the limitations set forth in SECTION 5); provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Common Stock covered by such registration statement and the underwriters, if any, draft copies of all such documents proposed to be filed at least five (5) business days prior thereto (or, in the case of any amendments to documents that have previously been filed with the Commission, such shorter period of time if the Company reasonably believes it is necessary in order to effect the registration on a timely basis so long as such period is not less than 24 hours), which documents will be subject to the reasonable review of such holders and underwriters, and provided further that if such registration statement refers to any holder of Registrable Common Stock by

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                  name or otherwise as the holder of any securities of the
                  Company, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities does not necessarily make such holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder;

                           (ii) prepare and file as soon as reasonably practicable with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for the period of time specified in SECTION 3 with respect to the Shelf Registration Statement and otherwise for 90 days (or such shorter period which will terminate when all Registrable Common Stock covered by such registration statement has been sold or withdrawn); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the holders thereof set forth in such registration statement or supplement to the prospectus;

                           (iii) furnish to any holder of Registrable Common Stock included in such registration statement and to the managing underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Common Stock being sold by such holder;

                           (iv) notify in writing each holder of Registrable Common Stock included in such registration statement, at any time when a prospectus relating-thereto is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such prospectus will not contain any

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                  untrue statement of a material fact or omit to state a
                  material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (v) use reasonable diligence to cause all Registrable Common Stock included in such registration statement to be listed, by the date of the first sale of Registrable Common Stock pursuant to such registration statement, on each securities exchange on which the Common Stock of the Company is then listed or proposed to be listed, if any, and use reasonable diligence to cause all Registrable Common Stock included in such Registration Statement to be quoted on The Nasdaq Stock Market (or other national or small-cap market), if the Common Stock of the Company is then quoted thereon;

                           (vi) make generally available to its security holders an earnings statement satisfying the provisions of
                  SECTION 11(A) of the Securities Act as soon as practicable, which earnings statement shall cover the requisite 12-month period, which requirements will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act as soon as feasible;

                           (vii) if requested by the managing underwriter or underwriters or any holder of Registrable Common Stock covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Common Stock being sold by such holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Common Stock to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                           (viii) on or prior to the date on which the registration statement is declared effective, use reasonable diligence to register or qualify, and cooperate with the holders of Registrable Common Stock included in such registration statement, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Common Stock covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing, to use reasonable diligence to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Common Stock covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so

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                  qualified or to take any action which would subject it to
                  general service of process in any such jurisdiction where it is not then so subject;

                           (ix) cooperate with the holders of Registrable Common Stock covered by the registration statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

                           (x) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the holders of the Registrable Common Stock being sold or the underwriters retained by holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock;

                           (xi) make available for inspection by the holders, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information, reasonably requested by the holders or any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. In that connection, the Company may require the holders, such underwriter and such other persons to conduct their investigation in a manner which does not disrupt the operations of the Company and to execute such confidentiality agreements as the Company may reasonably determine to be advisable;

                           (xii) notify each holder of Registrable Common Stock of any stop order issued or threatened by the Commission in connection with any registration statement covering Registrable Common Stock and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; and

                           (xiii) if such sale is pursuant to an underwritten offering, obtain "cold comfort" letters dated the effective date of the registration statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the counsel of the holders of Registrable Common Stock may reasonably request or the managing underwriter reasonably requests.

                  (b) CERTAIN OBLIGATIONS OF HOLDERS OF REGISTRABLE COMMON STOCK. Each holder of Registrable Common Stock shall provide the Company in writing such information as the Company reasonably requests in order to effectuate the registration and disposition of such holder's Registrable Common Stock pursuant to this Agreement and such holder shall execute all consents,

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powers of attorney, registration statements and other documents reasonably required to be signed by such holder in order to effectuate the registration or disposition of Registrable Common Stock by such holder.

                  Section 7. REGISTRATION EXPENSES. The Company shall pay all expenses incident to the Company's performance of or compliance with its obligations hereunder, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, and the reasonable fees and disbursements of the Company's independent public accountants, the Company's counsel and reasonable fees and expenses of one law firm acting as counsel to the holders requesting registration of all or a portion of their Registrable Common Stock. Holders of Registrable Common Stock requesting registration will be responsible for any other expenses incurred by them, including for their own accountants and representatives, as well as any underwriting discounts and commissions on the sale of the Registrable Common Stock.

                  Section 8.        INDEMNIFICATION; CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each holder of Registrable Common Stock, its officers, directors, partners and members (and officers and directors of such partners and members) and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages or liabilities arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement registering the disposition of Registrable Common Stock, any amendment or supplement thereto, any prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information furnished in writing to the Company by such indemnified person expressly for use therein and will reimburse, as incurred, such holder, officer, director, partner, member or controlling person for any legal or other expenses incurred by such holder, officer, director, partner, member or controlling person in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, or liability. In connection with an underwritten offering, the Company will indemnify, and reimburse for expenses, the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to holders of Registrable Common Stock.

                  (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE COMMON STOCK. In connection with any registration statement in which a holder of Registrable Common Stock is participating, such holder will furnish to the Company in writing such information with respect to the name and address of such holder and the amount of Registrable Common Stock held by such holder and such other information as the Company shall reasonably request, for use in connection with any such registration statement or prospectus and agrees to indemnify the Company, its directors and officers, any underwriter (within the meaning of the Securities Act) for the Company or other persons selling securities pursuant to such registration statement, and each person who controls the Company, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such holder so furnished in writing by such holder expressly for inclusion in any prospectus or registration statement. In no event shall the liability of any selling holder of Registrable Common Stock hereunder be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Common Stock giving rise to such indemnification obligation.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing as to which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. The failure to notify the indemnifying party promptly of such commencement or threat shall not relieve the indemnifying party of its obligation to indemnify the indemnified party, except to the extent that the indemnifying party is actually prejudiced by such failure. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party or parties with respect to such claim, unless in the reasonable judgment of any indemnified party an actual conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnified party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                  (d) CONTRIBUTION. If the indemnification provided for in this SECTION 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 8(B), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 8(D) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this SECTION 8(D), no underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Registrable Common Stock purchased by it and distributed to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Stock of such selling holder was offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The obligations of the Company pursuant to this SECTION 8 shall be further subject to such additional express agreements of the Company as may be required to facilitate an underwritten offering, provided that no such agreement shall in any way limit the rights of the holders of Registrable Common Stock under this Agreement, or create additional obligations of such holders not set forth herein, except as otherwise expressly agreed in writing by any such holders. The obligations of the Company pursuant to this SECTION 8 shall be in addition to any liability or obligation the Company may have at common law or otherwise.

                  Section 9. RULE 144. The Company covenants that for so long as any Holder owns any Registrable Common Stock and the Company is a public reporting company, that it will file, in a timely manner, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any holder of Registrable Common Stock may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                  Section 10. REMEDIES. Each holder of Registrable Common Stock in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. If any party hereto fails to perform any of its obligations under this Agreement, then the defaulting party shall pay any and all costs and expenses incurred by the other party on account of such default, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

                  Section 11. BINDING EFFECT; TRANSFEREES; TERMINATION. Except to the extent otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. A transferee of Registrable Common Stock, which acquires such securities from a holder of Registrable Common Stock in a transfer, whether in a public distribution or otherwise, which results in such transferred securities not being Registrable Common Stock in the hands of such transferee, shall not be a holder of Registrable Common Stock hereunder and shall not have any rights or obligations hereunder as a result of such transfer of Registrable Common Stock. Except as provided in the preceding sentence, a transferee of a holder of Registrable Common Stock, whether becoming such by sale, transfer, assignment, operation of law or otherwise, shall be deemed to be a holder of Registrable Common Stock hereunder and such transferee shall be entitled to the rights, and subject to the obligations, of such a holder hereunder; provided, (i) notice of such transfer (containing the name and address of the transferee) is given to the Company and (ii) such transferee agrees to be bound by the terms of this Agreement as a holder of Registrable Common Stock. This Agreement shall terminate as to any Person at such time as such Person no longer holds shares of Registrable Common Stock.

                  Section 12. AMENDMENTS AND WAIVERS. This Agreement may be amended, but only with the written consent of each party being adversely affected by such amendment; provided that SECTION 2(C) and the cutback provisions of SECTION 4 may be amended or waived only with the consent of both
(i) the holders of a majority of the Registrable Common Stock then held by Holdings and its affiliates, and (ii) the holders of a majority of the Registrable Common Stock then held by Smith and its affiliates. No failure or delay (whether by course of conduct or otherwise) by the parties hereto in exercising any right, power or remedy which they may have under this Agreement shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the parties hereto of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of this Agreement and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by each party being adversely affected by such waiver or consent; provided that SECTION 2(C) and the cutback provisions of SECTION 4 may be amended or waived with the consent of both (i) the holders of a majority of the Registrable Common Stock then held by Holdings and its affiliates, and (ii) the holders of a majority of the Registrable Common Stock then held by Smith and its affiliates, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties at law or in equity or otherwise.

                  Section 13. NOTICES. All notices, requests, consents, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed sufficiently given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or three days after being deposited in the US mail as registered or certified United States mail, postage prepaid, if to a holder of Registrable Common Stock at the most current address given by such holder to the Company; if to the Company at:

                                    Inland Resources Inc.
                                    410 17th Street, Suite 700
                                    Denver, Colorado 80202
                                    Attn:  Marc MacAluso
                                    Telephone: (303) 893-0102
                                    Facsimile: (303) 893-0103

                  Section 14. ENTIRE AGREEMENT This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all prior negotiations, preliminary agreements, correspondence or understandings, written or oral between the parties with respect to the subject matter hereof. Except as expressly provided herein, there are no representations or warranties of any party hereto.

                  Section 15. COUNTERPARTS. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  Section 16. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  Section 17. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York without reference to the conflicts of the law provisions thereof.

                  Section 18. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                         [REMAINDER OF PAGE LEFT BLANK]

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

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                   INLAND RESOURCES INC.,
                                   a Washington corporation


                                   By:  /s/ Marc MacAluso
                                        ---------------------------------------
                                        Marc MacAluso
                                        Chief Executive Officer


                                   INLAND HOLDINGS LLC, a California limited liability company,

                                   By:  TRUST COMPANY OF THE WEST, a California
                                        trust company, as Sub-Custodian for
                                        Mellon Bank for the benefit of Account
                                        No. CPFF 873-3032, Member


                                   By:  /s/ Arthur R. Carlson
                                        ---------------------------------------
                                        Arthur R. Carlson
                                        Managing Director


                                   By:  /s/ Thomas F. Mehlberg
                                        ---------------------------------------
                                        Thomas F. Mehlberg
                                        Managing Director


                                   By:  PORTFOLIO NO. 1555 DR V SUB-CUSTODY
                                        PARTNERSHIP, L.P., a California limited
                                        partnership, Member

                                        By:  TCW ROYALTY COMPANY, a California
                                             corporation, Managing General
                                             Partner


                                        By:  /s/ Thomas F. Mehlberg
                                             ----------------------------------
                                             Thomas F. Mehlberg
                                             Vice President

                                   HAMPTON INVESTMENTS LLC,
                                   a Delaware limited liability company



                                   By:  /s/ Steven R. Kamen
                                        ---------------------------------------
                                   Name:    Steven R. Kamen
                                   Title:   Senior Vice President